EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 28, 2008 (the "Closing Date") by and among ELECTRONIC SENSOR TECHNOLOGY, INC., a Nevada corporation (the "Company"), and HALFMOON BAY CAPITAL LTD, a British Virgin Islands company (the "Investor").

     WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and a convertible debenture on the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

     NOW, THEREFORE in consideration of the mutual promises and conditions set forth herein, and for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   SECTION 1.
                              TRANSACTION; CLOSING

     1.1 Agreement to Purchase and Sell. Subject to the terms hereof, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date:

            (a) shares of Common Stock of the Company (the "Purchase Shares") in an amount equal to (i) USD$3,500,000.00 (the "Common Stock Purchase Price"), divided by (ii) a price per share (the "Share Price") equal to the lesser of (A) $0.08 and (B) ninety percent (90%) of the closing quotation of the Common Stock on the OTC Bulletin Board for the trading day preceding the Closing Date; and

            (b) a nine percent (9%) convertible debenture due five (5) years from the Closing Date with a conversion price of one hundred twenty percent (120%) of the Share Price substantially in the form attached hereto as Exhibit A (the "Debenture") in a principal amount of USD$2,000,000.00 (collectively, with the Common Stock Purchase Price, the "Purchase Price").

     1.2 Purchase Price. In consideration for the sale and issuance by the Company of the Purchase Shares and the Debenture, the Investor shall pay to the Company on the Closing Date the Purchase Price in United States Dollars by wire transfer of immediately available funds to the following account maintained by the Company:
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            East West Bank, City of Industry Branch #29
            Attention: Banking Officer:  Christopher Jin
            18645 East Gale Avenue, Suite 100
            City of Industry, CA 91748
            626-581-5090 (Telephone)
            626-913-1976 (Fax)
            ABA#3220-7038-1
            Account Number:  8290-4665

     1.3 Closing. The closing of the purchase and sale of the Purchase Shares and Debenture hereunder (the "Closing") shall take place at the Company, located at 1077 Business Center Circle, Newbury Park, California 91320, at 10:00 a.m. local time on the Closing Date.

     1.4 Deliveries. Upon the Closing, the Company will deliver the Debenture to the Investor. As soon as practicable following the Closing, the Company will deliver or cause to be delivered to the Investor a certificate in the Investor's name representing the Purchase Shares.

                                   SECTION 2.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Investor, as of the Closing Date, as follows:

     2.1 Organization; Good Standing; Corporate Power; Qualification. The Company and each Subsidiary (as defined below) has been duly incorporated or otherwise organized, and is validly existing, under the laws of its jurisdiction of incorporation or organization. The Company and each Subsidiary that is a corporation is in good standing under the laws of its jurisdiction of incorporation. The Company and each Subsidiary has the requisite corporate or organizational power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company and each Subsidiary is duly qualified to do business as a foreign corporation or other entity and in good standing in all jurisdictions in which it is required to be qualified to do intrastate business as the businesses of the Company and the Subsidiaries are currently conducted and as presently proposed to be conducted, except for jurisdictions in which failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have a material adverse effect on (a) the business and operations of the Company and the Subsidiaries taken as a whole, (b) the legality, validity or enforceability of this Agreement or the Debenture or (c) the Company's ability to perform in any material respect its obligations under this Agreement or the Debenture (any of (a), (b) or (c), a "Material Adverse Effect").

     2.2 Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each of the following: (a) Amerasia Technology, Inc., a California corporation ("Amerasia"), (b) L&G Sensor Technology, Inc., a California corporation ("L&G"), and (c) Electronic Sensor Technology, L.P., a California limited partnership (which is owned approximately 55% by Amerasia and approximately 45% by L&G) (each, a "Subsidiary" and collectively, the "Subsidiaries"), free and clear of any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction ("Liens"), and all of the

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issued and outstanding shares of capital stock of Amerasia and L&G are validly issued, fully paid and non-assessable. Aside from the foregoing, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     2.3 Due Authorization; Enforceability. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Debenture and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Debenture by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than, to the extent necessary, in connection with actions to be taken pursuant to Section 2.7. This Agreement and the Debenture have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof and assuming due authorization and execution of this Agreement by the Investor, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

     2.4 Capitalization. The capitalization of the Company immediately prior to the Closing, without giving effect to the issuance of the Securities, is as set forth in the SEC Reports (as defined below). Other than as set forth in the SEC Reports and except as a result of the issuance of the Debenture, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Apart from the exceptions noted herein, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

     2.5    Securities of the Company.

            (a) Issuance of Capital Stock. All of the outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and non-assessable, have been issued in material compliance with all federal and applicable state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

            (b) Issuance of the Securities. The Purchase Shares and the Debenture are duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued and, in the case of the Purchase Shares, will be fully paid and non-assessable. The Company has reserved from its duly authorized capital stock the shares of Common Stock

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issuable upon conversion of the Debenture (the "Debenture Shares"). Assuming the
accuracy of the Investor's representations and warranties set forth in Section
3, no registration under the Securities Act is required for the offer and sale of the Purchase Shares, the Debenture or the Debenture Shares (collectively, the "Securities") by the Company to the Investor as contemplated hereby.

            (c) Exchange Act Registration. The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the United States Securities and Exchange Commission (the "SEC") is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the OTC Bulletin Board to the effect that the Company is not in compliance with the listing or maintenance requirements of the OTC Bulletin Board.

            (d) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities.

            (e) Investment Company Act. The Company is not, and is not an Affiliate (as defined below) of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.

            (f) Registration Rights. Except as set forth in the SEC Reports and as provided in this Agreement, no person or entity has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

            (g) No Integrated Offering. Assuming the accuracy of the Investor's representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor, to the Company's knowledge, any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

            (h) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investor and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

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     2.6    No Conflicts. The execution, delivery and performance of this
Agreement and the Debenture by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not:
(a) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected or (c) subject to Section 2.7, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such conflict or violation described in clauses (a)-(c) could not reasonably be expected to result in a Material Adverse Effect.

     2.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement and the Debenture except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such filings will be made within the time prescribed by law.

     2.8 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to
Section 13(a) or 15(d) of the Exchange Act (the foregoing materials collectively, the "SEC Reports"), for the two (2) years preceding the date of this Agreement, or such shorter period as the Company was required by law to file such material. As of their respective dates (or, in the case of any amendment to an SEC Report, the date of the most recent amendment), the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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References to the SEC Reports in this Section 2.8 shall be to the SEC Reports filed by the Company during the two (2) years preceding the date of this Agreement.

     2.9 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (a) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect,
(b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Company's 2005 Stock Incentive Plan. The Company does not have pending before the SEC any request for confidential treatment of information. No event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed.

     2.10 Seniority of Debenture. As of the Closing Date, other than the two 8% convertible debentures due December 7, 2009 with a conversion price of $0.40 per share held by Midsummer Investment Ltd. and Islandia, LP (the "Existing Debenture Holders"), in an aggregate principal amount of $7,000,000.00 (the "Existing Debentures"), no indebtedness or other equity of the Company is senior to the Debenture in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

     2.11 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Securities or (b) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

     2.12 Labor Relations; Employees. The Company is not bound by or subject to any collective bargaining agreement, contract, commitment or arrangement with any labor union, and

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to the Company's knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are material compliance with all U.S. federal, state and local laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     2.13 Compliance. Neither the Company nor any Subsidiary (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each of (a)-(c) as could not be reasonably expected to have a Material Adverse Effect.

     2.14 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

     2.15 Title to Assets; Leases. The Company and the Subsidiaries have good and marketable title to all real and personal property owned by them that is material to the business of the Company and the Subsidiaries as presently conducted, in each case free and clear of all Liens, except for (a) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (b) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under leases that are in full force and effect of which the Company and the Subsidiaries are in material compliance.

     2.16 Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights similar rights necessary or material for use in connection with their respective businesses as presently conducted, except where the failure to do so could not reasonably be expected have a Material Adverse Effect (collectively, the "Intellectual Property"). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the material Intellectual Property used by the Company or any Subsidiary violates or infringes upon the rights of any person or entity. To the knowledge of the Company, all such Intellectual Property is enforceable and there

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is no existing infringement by another person or entity of any of the material
Intellectual Property. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect.

     2.17 Insurance. The Company and the Subsidiaries are insured against such losses and risks and in such amounts as are customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage.

     2.18 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and
(c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

     2.19 Taxes. Except for matters that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

     2.20 Certain Fees. No brokerage or finder's fees or commissions are or will be payable by or on behalf of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement and the Debenture. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the Debenture as a result of actions taken by the Company.

     2.21 Disclaimer. EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT, THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY OR THE SECURITIES, AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES.

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                                   SECTION 3.
        REPRESENTATIONS and WARRANTIES; CERTAIN COVENANTS OF THE INVESTOR

     The Investor hereby represents and warrants to the Company, as of the Closing Date, as follows:

     3.1 Organization; Good Standing; Corporate Power. The Investor has been duly incorporated or otherwise organized, and is validly existing in good standing, under the laws of its jurisdiction of incorporation or organization. The Investor has the requisite corporate or organizational power and authority to own and operate its properties and assets and to carry on its business as currently conducted.

     3.2 Due Authorization; Enforceability. The Investor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Investor and no further action is required by the Investor, its board of directors or its equity holders in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Investor and, when delivered in accordance with the terms hereof and thereof and assuming due authorization and execution by the Company, will constitute the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

     3.3 Purchase for Own Account. The Investor understands that the Securities are "restricted securities" under the Securities Act and have not been registered under the Securities Act or any applicable state securities law and that the Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is acquiring the Securities as principal for its own account, not as a nominee or agent, and not with a view to or present intention of public resale or distribution of the Securities or any part thereof with the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Investor does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities. The Investor is acquiring the Securities hereunder in the ordinary course of its business, and the Investor has not been formed for the specific purpose of acquiring the Securities. The Investor understands that no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

     3.4 Investor Status. At the time the Investor was offered the Securities, it was, and at the date hereof it is, and on any date on which it converts the Debenture it will be, either: (a) an "accredited investor" as defined in Rule 501(a) under the Securities Act or (b) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. The Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

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     3.5    Investment Experience. The Investor understands that the purchase of the Securities involves substantial risk. The Investor has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor's investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Investor has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Securities, and has so evaluated the merits and risks of such investment, and is capable of protecting its own interests in connection with this investment. The Investor represents that the office in which its investment decision was made is located in Malaysia.

     3.6 General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities. The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by the Investor under this Agreement.

     3.7 Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor agrees not to make any disposition of all or any portion of the Securities unless and until:

            (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, at the expense of the Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

     Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required for any transfer of any Securities in compliance with Securities Act Rule 144 or Rule 144A.

     3.8 Non-U.S. Investor. The Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the acquisition of the Securities, including (a) the legal requirements within its jurisdiction for the acquisition of the Securities, (b) any foreign exchange restrictions applicable to such acquisition, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or other transfer of the Securities. The Investor's acquisition of and continued beneficial or legal ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

     3.9 Legend. It is understood that the certificates evidencing the Securities will bear the legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     The Company shall remove or cause to be removed the legend set forth above from any certificate evidencing the Securities upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

     3.10 Confidentiality. Other than the transaction contemplated under this Agreement, the Investor has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with the Investor, executed any transaction in the securities or derivative securities of the Company during the period commencing from the time that the Investor first received a term sheet from the Company or any other person or entity setting forth the material terms of the transactions contemplated hereunder until the date hereof. The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

     3.11   U.S. Patriot Act.

            (a) The Investor maintains a place of business that is located at a fixed address (other than an electronic address or post office box).

            (b) The Purchase Price will not directly or indirectly be derived from activities that may contravene federal, state, foreign and international laws and regulations, including anti-money laundering laws, and acknowledges the federal regulations and Executive Orders administered by the United States Department of Treasury's Office of Foreign Assets Control ("OFAC").

            (c) Neither the Investor nor any of its subsidiaries, and, to its knowledge, none of its officers, directors or affiliated entities, appear on any of the following lists maintained by the United States government ("Government Lists"), and the Investor does not transact business on behalf of, or for the direct or indirect benefit of, any individual or entity named on any Government List: (i) the Denied Persons and Entities Lists maintained by the U.S. Commerce Department; (ii) the Specially Designated Nationals and Blocked Persons Lists maintained by the U.S. Treasury Department; (iii) the Terrorist Organizations and Debarred Parties Lists maintained by the U.S. State Department; or (iv) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of OFAC, the U.S. Treasury Department, or by any other government agency.

            (d) The undersigned, and, to its knowledge, each of its officers or directors, is not a senior foreign political figure, or an immediate family member or close associate of a senior foreign political figure within the meaning of the USA PATRIOT Act of 2001.

     3.12 Certain Fees. No brokerage or finder's fees or commissions are or will be payable by or on behalf of the Investor to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement and the Debenture. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the Debenture as a result of actions taken by or on behalf of the Investor.

     3.13 Disclaimer. EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT, THE INVESTOR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES.

                                   SECTION 4.
                                   COVENANTS

     4.1    Registration of the Shares.

            (a) Registration. Upon request by the Investor, the Company shall use its commercially reasonable efforts to register the resale by the Investor of all, or that portion requested by the Investor (so long as such portion does not represent less than 33 1/3% of the Purchase Shares and Debenture Shares acquired on the Closing Date), of the Purchase Shares and the Debenture Shares under the Securities Act. The Investor acknowledges and agrees that, depending on the status of the Investor at the time of registration, such resale registration may not be for an offering to be made on a continuous basis pursuant to Securities Act Rule 415. The Company shall use its commercially reasonable efforts to (i) cause to be declared effective or become effective under the Securities Act a registration statement filed pursuant to this Section 4.1(a) within one (1) year from the initial date of filing of such registration statement and (ii) avoid the issuance of or, if issued, obtain the withdrawal of any order suspending the effectiveness of a registration statement filed pursuant to this Section. The Company's obligations under this Section 4.1(a) shall terminate on the earlier of (A) two (2) years from the

Closing Date and (B) the date upon which the Investor may sell the Purchase Shares and the Debenture Shares pursuant to Securities Act Rule 144(k).

            (b) Expenses. All fees and expenses incurred in connection with or incident to registration of the Purchase Shares and the Debenture Shares pursuant to this Section 4.1 shall be borne by the Company. The Investor shall pay all commissions and discounts arising from the sale of any Purchase Shares and/or Debenture Shares.

            (c) Indemnification by the Company. Upon the registration of any of the Purchase Shares or the Debenture Shares the Company shall, and it hereby agrees to, (i) indemnify and hold harmless the Investor against any losses, claims, damages or liabilities ("Losses") to which the Investor may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an Untrue Statement (as defined below) and (ii) reimburse the Investor for any legal or other expenses reasonably incurred by the Investor in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable to the Investor in any such case to the extent that any such Loss arises out of or is based upon an Untrue Statement in reliance upon and in conformity with information furnished to the Company by the Investor expressly for use in the registration statement, prospectus, amendment or supplement in which the Untrue Statement is contained; provided, further, that the Company shall not be liable to the Investor under the indemnity agreement in this
Section 4.1(c) with respect to (A) any preliminary prospectus to the extent that any such Loss of the Investor which results from the fact that the Investor sold Purchase Shares or Debenture Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the related final prospectus if the Company has previously furnished such prospectus on a timely basis to the Investor and such prospectus corrects the Untrue Statement out of which such Loss arises or (B) any preliminary or final prospectus to the extent that any such Loss of the Investor arises from the fact that the Investor delivered such preliminary or final prospectus after receipt of any notice from the Company that the prospectus is outdated or defective and such prospectus contains the Untrue Statement out of which such Loss arises. "Untrue Statement" means any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which the Purchase Shares and/or the Debenture Shares are registered under the Securities Act, or any preliminary or final prospectus contained therein, or in any amendment or supplement thereto, or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the registration statement or any amendment thereto) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of any preliminary or final prospectus or supplement thereto).

            (d) Indemnification by the Investor. Upon the registration of any of the Purchase Shares or the Debenture Shares the Investor shall, and it hereby agrees to, (i) indemnify and hold harmless the Company against any Losses to which the Company may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an Untrue Statement to the extent, but only to the extent, that such Untrue Statement was made in reliance upon and in conformity with information furnished to the Company by the Investor expressly for use in the registration statement, prospectus, amendment or supplement in which the Untrue Statement is contained or (B) circumstances described in

Section 4.1(c)(A) or (B), and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim; provided, however, that the Investor shall not be required to undertake liability under this Section 4.1(d) for any amounts in excess of the dollar amount of the net proceeds to be received by the Investor from the sale of the Purchase Shares and/or Debenture Shares registered pursuant to such registration.

     4.2 Directors. The Company shall use its commercially reasonable efforts to cause director candidates recommended by the Investor to be nominated and elected to the board of directors of the Company, in proportion to the Investor's ownership.

     4.3 Extinguishment of the Existing Debentures. In order to extinguish the Existing Debentures, the Company shall use (a) $3,500,000.00 of the net proceeds from the sale of the Securities hereunder for payment of principal on the Existing Debentures and (b) Common Stock to convert the remaining outstanding principal and interest on the Existing Debentures at a conversion rate of $0.35 per share, pursuant to the Conversion and Termination between the Company and the Existing Debenture Holders dated as of February 26, 2008.

     4.4 Affiliate. The Investor acknowledges and agrees that immediately following the consummation of the transactions contemplated by this Agreement, the Investor will be an "affiliate" of the Company for purposes of the Securities Act and the Exchange Act.

     4.5 Schedule 13D or 13G. The Investor acknowledges and agrees that it will be required under Section 13(d) or (g) of the Exchange Act to file a
Schedule 13D or 13G with the SEC, as applicable, following the Closing.

     4.6 Form 3. The Investor acknowledges and agrees that following the Closing, the Investor will be required to make filings with the SEC pursuant to
Section 16 of the Exchange Act, including but not limited to a Form 3.

     4.7 Withholding Tax. The Investor acknowledges and agrees that the Company may be required by applicable tax law to withhold certain amounts payable on the Debenture, and that any payments to the Investor thereunder will be net of such withheld amounts. The Company agrees that it will pay all such withheld amounts to the applicable taxing authority in the manner and within the time period required by applicable law.

                                   SECTION 5.
                               GENERAL PROVISIONS

     5.1 Survival. The representations and warranties of the parties hereto shall not survive the Closing, except for those (a) regarding the corporate power and authority and due authorization of each of the parties to enter into and perform its obligations under this Agreement, and due execution and enforceability of this Agreement by and against such party, (b) of the Investor upon which the Company has relied and will rely for the issuance of the Securities to the Investor without registration under the Securities Act and (c) contained in Sections 2.20 and 3.12. The covenants and other agreements of the parties contained herein shall survive the Closing for the applicable statute of limitations.

     5.2 Successors and Assigns. Neither party may assign its rights or obligations under this Agreement. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors and assigns.

     5.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

     5.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

     5.5 Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

     5.6 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

     5.7 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (c) the day of sending such notice by electronic mail with a read or delivered receipt; (d) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (e) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

     All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

     if to the Investor, to:

            Halfmoon Bay Capital Ltd
            Trident Chambers
            P.O. Box 146
            Road Town Tortola
            British Virgin Islands

            Facsimile:    603-2163-3552
            Attention:    Wan Azmi Wan Hamzah

     if to the Company, to:

            Electronic Sensor Technology, Inc.
            1077 Business Center Circle
            Newbury Park, California 91320
            Facsimile:    805-480-1984
            Attention:    President and Chief Executive Officer

     5.8 Costs and Expenses. The Company and the Investor shall each bear their own respective costs and expenses, including but not limited to professional costs and fees, incurred in connection with the negotiation and consummation of this Agreement and the Debenture.

     5.9 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

     5.10 Entire Agreement. This Agreement and the Debenture, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.12 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     5.13 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

     5.14 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and the Debenture and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the this Agreement and any amendments hereto.

                               *        *        *

     IN WITNESS WHEREOF, each of the parties hereto has caused its name to be hereunto subscribed by its duly authorized signatory as of the day and year first above written.

                                    ELECTRONIC SENSOR TECHNOLOGY, INC.


                                    By: /s/ Barry S. Howe
                                        ----------------------------------------
                                    Name:  Barry S. Howe
                                    Title: President and Chief Executive Officer

                                    HALFMOON BAY CAPITAL LTD


                                    By: /s/ Wan Azmi Wan Hamzah
                                        ----------------------------------------
                                    Name:  Wan Azmi Wan Hamzah
                                    Title: Authorized Signatory

                                -Signature Page-
                               Securities Purchase
                                    Agreement

                                    Exhibit A

                                FORM OF DEBENTURE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                       ELECTRONIC SENSOR TECHNOLOGY, INC.
                             (a Nevada corporation)

                            9% CONVERTIBLE DEBENTURE

Issue Date: March 28, 2008                                         $2,000,000.00
Maturity Date: March 28, 2013
Conversion Price: $0.0486

     This 9% CONVERTIBLE DEBENTURE (this "Debenture") is issued by ELECTRONIC SENSOR TECHNOLOGY, INC., a Nevada corporation (the "Company"). FOR VALUE RECEIVED, the Company promises to pay to HALFMOON BAY CAPITAL LTD, a British Virgin Islands company (together with its registered successors and assigns, the "Holder"), the principal sum of $2,000,000.00 on or before the Maturity Date, together with interest on the aggregate unconverted principal amount, in the amounts and at the times set forth below.

1.   Interest; Redemption.

     (a) Interest. Interest shall accrue on the unpaid principal balance of this Debenture from the Issue Date to but excluding the Maturity Date at a rate per annum of nine percent (9%), calculated on the basis of a 365/366 day year, as the case may be, and actual days elapsed, and shall be payable in arrears on each Interest Payment Date (as defined below) for the period commencing on the immediately preceding Interest Payment Date (or, in the case of the first Interest Payment Date, commencing on the Issue Date) and ending on the calendar day immediately preceding such Interest Payment Date. As used herein, "Interest Payment Date" means (i) March 28 and September 28 of each year; (ii) each date of prepayment, in respect of the principal amount of this Debenture that is being prepaid; (iii) each Conversion Date (as defined in Section 2(a)), in respect of the principal amount of this Debenture that is being converted; and (iv) the date on which the principal amount of this Debenture is due in full (whether at maturity, by acceleration or otherwise).

     (b) Principal. The unconverted unpaid principal amount of this Debenture shall be due and payable on the Maturity Date.

     (c) Payments. Principal and interest on this Debenture less any amounts required to be withheld by any tax authority with jurisdiction over the Company (the "Withheld Amounts") shall be paid to the Holder in United States Dollars by wire transfer of immediately available funds to such account located within the continental United States of America as the Holder may notify the Company in writing from time to time. The Company shall pay all Withheld Amounts to the applicable taxing authority in the manner and within the time period required by applicable law.

     (d) Prepayment. In the event that the Company intends to prepay all or any portion of the principal amount of this Debenture, it shall notify the Holder in writing of its intention to do so, specifying the principal amount that the Company intends to prepay (a "Repayment Notice"). Upon the Holder's receipt of a Repayment Notice, the Holder may exercise its right to convert all or any portion of the principal amount of this Debenture pursuant to Section 2(a) by delivering a Notice of Conversion (as defined in Section 2(a)) within fifteen (15) days of receipt of the Repayment Notice (the "Conversion Window Period"). If the Holder does not deliver a Notice of Conversion to the Company during the Conversion Window Period, the Company shall pay to the Holder the principal amount set forth in the Repayment Notice within five (5) Business Days following the end of the Conversion Window Period.

     (e) Business Days. Any payment that would be due on a date that is a Saturday, Sunday or day that is a federal legal holiday in the United States or a day on which banking institutions in the State of California are authorized or required by law or other government action to close, shall instead be due on the next succeeding day that does not fall into any of the foregoing categories (a "Business Day").

2.   Conversion.

     (a) Voluntary Conversion. At any time from the date hereof until this Debenture is no longer outstanding, so long as the Holder is an "accredited investor" as defined in Rule 501(a) under the Act or a "qualified institutional buyer" as defined in Rule 144A(a) under the Act, this Debenture shall be convertible into shares of common stock of the Company, par value $.001 per share (the "Common Stock") at the option of the Holder, in whole or in part at any time and from time to time. The Holder shall effect conversions by delivering to the Company a notice of conversion in the form attached hereto as Exhibit A (a "Notice of Conversion"), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a

Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is received by the Company.

     (b) Mechanics of Conversion. The number of shares of Common Stock issuable upon a conversion hereunder (the "Conversion Shares") shall be equivalent to (i) the outstanding principal amount of this Debenture to be converted as set forth in the Notice of Conversion, divided by (ii) the Conversion Price (as adjusted pursuant to Section 3 through the Conversion
Date). As soon as practicable following the Conversion Date, the Company will deliver or cause to be delivered to the Holder a certificate in the Holder's name representing the Conversion Shares.

     (c) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times while this Debenture remains outstanding, reserve and keep available out of its authorized and unissued shares of Common Stock, shares of Common Stock solely for the purpose of issuance upon conversion in full of this Debenture. The Company covenants that all shares of Common Stock so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non-assessable.

3.   Adjustment of Conversion Price.

     (a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares,
(iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by the quotient of (A) the number of shares of Common Stock outstanding immediately before such event, divided by (B) the number of shares of Common Stock outstanding immediately after such event.

     (b) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,
(iii) any tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock.

     (c) Notice to Holder. Whenever the Conversion Price is adjusted pursuant to this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

4.   Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events:

            (i)     Any default in the payment when due and payable of
     (A) interest on this Debenture, which failure to pay is not cured within three (3) Business Days, or (B) principal of this Debenture;

            (ii) A material breach by the Company of its other obligations under this Debenture, which material breach is not cured within thirty (30) days following receipt of notice thereof from the Holder; or

            (iii) (A) The Company commences a case, as debtor, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company; (B) there is commenced a case against the Company under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto, which remains undismissed for a period of ninety (90) days; (C) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; (D) the Company suffers any appointment of any custodian or the like for the Company or any substantial part of its property, which continues undischarged or unstayed for a period of ninety (90) days; or (E) the Company makes a general assignment for the benefit of creditors.

     (b) Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Debenture, together with accrued and unpaid interest thereon, shall become immediately due and payable in cash. Amounts not paid when due shall bear interest at the maximum lawful rate and shall be payable upon demand of the Holder.

5.   Miscellaneous.

     (a) Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Debenture shall be made in accordance with Section 6.8 of the Securities

Purchase Agreement between the Company and the Holder dated on or about the date hereof, which Section is incorporated herein by reference.

     (b) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

     (c) Governing Law. This Debenture will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

     (d) Waiver. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture.

     (e) Severability. If any provision of this Debenture is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the Company and the Holder will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.

     (f) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

                           *            *            *

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                    ELECTRONIC SENSOR TECHNOLOGY, INC.


                                    By:
                                        ----------------------------------------
                                    Name:  Barry S. Howe
                                    Title: President and Chief Executive Officer

                                    Exhibit A

                              NOTICE OF CONVERSION

     Halfmoon Bay Capital Ltd (the "Holder") hereby elects to convert principal under the 9% Convertible Debenture of Electronic Sensor Technology, Inc., a Nevada corporation, due on March 28, 2013, into shares of common stock of the Company, par value $.001 per share (the "Common Stock"), as of the date written below.

     Conversion Date:

     Principal Amount of Debenture to be Converted:

     Number of Shares of Common Stock to be Issued:

     The Holder hereby represents, warrants and certifies that it is (a) an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act") or a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act, (b) not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended, and (c) acquiring the Common Stock for its own account and not with a view toward public resale or distribution.

                                    HALFMOON BAY CAPITAL LTD


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title: